UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2024

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
Ameren Corporation	☐
Union Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Ameren Corporation	☐
Union Electric Company	☐

ITEM 8.01            Other Events.

On June 28, 2024, Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), filed a request with the Missouri Public Service Commission (“MoPSC”) seeking approval to increase its annual revenues for electric service by $446 million. The electric rate increase request is based on a 10.25% return on common equity, a capital structure composed of 52% common equity, a rate base of $14 billion, and a test year ended March 31, 2024, with certain pro-forma adjustments expected through an anticipated true-up date of December 31, 2024. Ameren Missouri also requested the continued use of the fuel adjustment clause and trackers for pension and postretirement benefits, uncertain income tax positions, certain excess deferred income taxes, and the utilization of production and investment tax credits or proceeds from the sale of tax credits, which the MoPSC previously authorized in earlier electric rate orders. The electric rate increase request reflects the following:

•	increased infrastructure investments made under Ameren Missouri’s Smart Energy Plan, including increased cost of capital and depreciation expense;

•	investments in generation resources, including 500 megawatts of solar generation investment for the Boomtown, Cass County and Huck Finn solar projects along with the investments in the Callaway nuclear energy center and other dispatchable generation to support a reliable, low-cost and cleaner mix of energy resources;

•	decreased costs resulting from the planned retirement of the Rush Island Energy Center; and

•	decreased costs related to the extension of the retirement date of the Sioux Energy Center from 2030 to 2032, consistent with Ameren Missouri’s integrated resource plan filed with the MoPSC in September 2023, to ensure reliability.

The MoPSC proceeding relating to the proposed electric service rate changes will take place over a period of up to 11 months, with a decision by the MoPSC expected by May 2025 and new rates effective by June 2025. Ameren Missouri cannot predict the level of any electric service rate change the MoPSC may approve, whether the requested regulatory recovery mechanisms will be continued, or whether any rate change that may eventually be approved will be sufficient for Ameren Missouri to recover its costs and earn a reasonable return on its investments when the rate change goes into effect.

This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

	By:	/s/ Michael L. Moehn
	Name:	Michael L. Moehn
	Title:	Senior Executive Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

	By:	/s/ Mark C. Birk
	Name:	Mark C. Birk
	Title:	Chairman and President

Date: July 1, 2024